                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITOR

     We have issued our report dated February 25, 2000, except for Note 2 as to which the date is October 26, 2000, accompanying the financial statements of Crescent Banking Company as of and for the period ending December 31, 1999, contained in the Form 10-KSB for the year ended December 31, 1999. We consent to the use of the aforementioned report in the Form 10-KSB for the year ended December 31, 1999.

                                                 /s/ Mauldin & Jenkins LLC



Atlanta, Georgia
December 20, 2000